                                                                   EXHIBIT 10.67

                     FIFTH AMENDMENT AND WAIVER TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

        This FIFTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") dated as of December 15, 2000, is by and among Raytel Medical Corporation (the "BORROWER"), Fleet National Bank, formerly known as BankBoston, N.A., successor by merger to Bank of Boston Connecticut, and BNP Paribas, formerly known as Paribas (collectively, the "BANKS") and Fleet National Bank as agent for the Banks (in such capacity, the "AGENT").

                              W I T N E S S E T H:

        WHEREAS, the Borrower, the Banks and the Agent entered into a certain Amended and Restated Credit Agreement dated as of August 14, 1996, as amended by
(i) the First Amendment to Amended and Restated Credit Agreement dated as of June 4, 1997, (ii) the Second Amendment to Amended and Restated Credit Agreement dated as of September 26, 1997, (iii) the Third Amendment to Amended and Restated Credit Agreement dated as of July 24, 1998, and (iv) the Fourth Amendment to Amended and Restated Credit Agreement dated as of July 30, 1999 (as amended from time to time, the "CREDIT AGREEMENT"); and

        WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects; and

        WHEREAS, the Agent and the Banks have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

        SECTION 2. REPRESENTATIONS AND WARRANTIES. Except as set forth on
Schedule 2 attached hereto and made a part hereof, the Borrower hereby repeats on and as of the date hereof the representations and warranties made by it in the Credit Agreement, provided that all references therein to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

        SECTION 3. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement


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or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

        SECTION 4. WAIVERS. Subject to the satisfaction of the conditions set forth below, the Banks and the Agent waive those Events of Default set forth on Schedule A attached hereto and made a part hereof. The waivers set forth above in this Section 4 shall be effective only for those Events of Default set forth on Schedule A attached hereto and only for the periods set forth therein and such waivers shall not entitle the Borrower to any future waiver in similar or other circumstances. Without limiting the foregoing, upon the occurrence of an Event of Default after the date set forth above, or if an Event of Default has occurred and is continuing on the date hereof that is not set on Schedule A, the Agent shall, upon the request of the Majority Banks, so long as such Event of Default is continuing, accelerate the payment in full of the Borrower's indebtedness to the Banks and the Agent under the Credit Agreement and the other Loan Documents, and each Bank and the Agent, with the consent of the Majority Banks, may proceed to enforce any or all of such Bank's and the Agent's, as applicable, rights under or in respect of the Credit Agreement, the Notes and the other Loan Documents and applicable law.

        SECTION 5. AMENDMENTS TO CREDIT AGREEMENT.

                SECTION 5.1. GENERAL AMENDMENT TO CREDIT AGREEMENT. All references to the phrase "Revolving Credit Loan" in the Credit Agreement are hereby deleted, and the phrase "Loan" is hereby substituted therefor.

                SECTION 5.2. AMENDMENT TO SECTION 2.2. Section 2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 2.2. REVOLVING CREDIT COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a Revolving Credit Commitment Fee calculated at the rate of one-half of one percent (0.5%) per annum on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Termination Date by which the Total Commitment exceeds the outstanding aggregate amount of Loans during such calendar quarter. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first date following the Effective Date, with a final payment on the Revolving Credit Termination Date or any earlier date on which the Commitments shall terminate."

                SECTION 5.3. AMENDMENT TO SECTIONS 2.3, 5.3, 5.4, 8.1, 13.1(b) AND 19.5. Sections 2.3, 5.3, 5.4, 8.1, 13.1(b) and 19.5 of the Credit
        Agreement are hereby amended by deleting all references to the phrase "commitment fee" in each such Section, and substituting therefor the phrase "Revolving Credit Commitment Fee."


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

                SECTION 5.4. AMENDMENT TO SECTION 2.3. Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                SECTION 2.3 REDUCTION OF COMMITMENTS.

                        (a) Voluntary Reduction of Commitments. The Borrower
                shall have the right at any time and from time to time upon five
                (5) Business Days' prior written notice to the Agent to reduce by $300,000 or any greater integral multiple of $100,000 or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice, or as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3(a), the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Revolving Credit Commitment Fee then accrued under Section 2.2 hereof on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                        (b) Mandatory Reduction of Total Commitments. On June
                30, 2001, the Total Commitment shall be automatically reduced by an amount equal to the Commitment Reduction Amount. Upon the occurrence of the reduction of the Total Commitment as contemplated by this Section 2.3(b), the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount of such reduction of the Total Commitment. If on the date of such reduction in the Total Commitments the sum of the aggregate principal amount of the Loans outstanding exceeds the Total Commitment then in effect, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application of the Loans.

                SECTION 5.5. AMENDMENT TO SECTION 2.5. Section 2.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 2.5 INTEREST ON LOANS. Except as otherwise provided in
        Section 5.11,

                        (a) Each Revolving Credit Base Rate Loan shall bear
                interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at a rate per annum equal to the Base Rate Applicable Margin.

                        (b) Each Revolving Credit LIBOR Rate Loan shall bear
                interest for the period commencing with the Drawdown Date thereof


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

                and ending on the last day of each Interest Period with respect thereto at a rate per annum equal to the Applicable LIBOR Rate Margin.

                        (c) The Borrower promises to pay interest on each Loan
                in arrears on each Interest Payment Date with respect thereto."

                SECTION 5.6. AMENDMENT TO SECTION 2.6. Section 2.6 of the Credit Agreement is hereby amended by adding the following words to the end of the last sentence:

                ", and shall be accompanied by evidence of the satisfaction of the conditions in Section 12A with respect thereto."

                SECTION 5.7. AMENDMENT TO SECTION 3.2. Section 3.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 3.2 MANDATORY REPAYMENTS OF LOANS.

                        (a) If at any time and for any reason the outstanding
                aggregate amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks in accordance with their respective Commitment Percentages for application to such excess.

                        (b) The Borrower shall pay to the Agent, on behalf of
                the Banks (i) eighty-five percent (85%) of the Net Cash Proceeds from the Port St. Lucie Asset Sale and (ii) one hundred percent (100%) of the Net Cash Proceeds from any other Asset Sale; provided that with respect to any Asset Sale by any Joint Venture, the percentage of net Cash Sale Proceeds paid to the Agent shall be the same percentage as the Borrower's or such Subsidiary's percentage of ownership in such Joint Venture. Each payment required by this Section 3.2(b) shall be due and payable contemporaneously with Borrower's receipt of all or any portion of any Net Cash Proceeds from any such Asset Sale. Such Net Cash Proceeds shall be applied to reduce, pro rata, the Loans outstanding, and the Total Commitment will be automatically and permanently reduced by the amount of such Net Cash Proceeds, such reduction to be applied pro rata to the Commitments of the Banks."

                SECTION 5.8. AMENDMENT TO SECTION 5.3(a). Section 5.3(a) of the Credit Agreement is hereby amended by deleting the first sentence of that paragraph and substituting the following in its place:

                "All payments of principal, interest, Revolving Credit Commitment Fees, facility fees and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrower to the Agent, for the respective accounts of the Banks and the Agent, at the


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

                Agent's Head Office or at such other place as the Agent may from time to time specify in writing, in each case in lawful currency of the United States of America in immediately available funds and not later than 1:00 p.m. (Hartford, Connecticut time) on the date when due or, in the case of optional prepayments of any Loan, on the date of such proposed repayment."

                SECTION 5.9. AMENDMENTS TO SECTION 7.2(b) AND SECTION 7.17. Each of Sections 7.2(b) and 7.17 of the Credit Agreement are hereby amended by adding the phrase "limited liability company," after the phrase "partnership," in each such section.

                SECTION 5.10. AMENDMENT TO SECTION 7.5. Section 7.5 of the Credit Agreement is hereby amended by deleting the date "September 30, 1995" in the first sentence thereof, and substituting therefor the date "September 30, 2000."

                SECTION 5.11. AMENDMENT TO SECTION 8.4(c). Section 8.4(c) of the Credit Agreement is hereby amended by deleting the phrase "Exhibit E" and substituting therefor the phrase "Exhibit C."

                SECTION 5.12. AMENDMENT TO SECTION 8.13. Section 8.13 is hereby amended in its entirety to read as follows:

                "SECTION 8.13 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans (i) to finance the Acquisitions permitted by the Majority Banks and (ii) for working capital and general corporate purposes; provided, that the Borrower will not, and will not permit any of its Subsidiaries to, (A) use the proceeds of any of the Loans to finance or pay for any Indebtedness or obligations arising in connection with the operations or business of any of the Joint Venture, including, without limitation, any Indebtedness incurred by the Borrower or any of its Subsidiaries on behalf of any Joint Ventures in its capacity as a general partner or joint ventures of such Joint Venture or otherwise or any Indebtedness incurred under any management or operating contract between the Borrower or any of its Subsidiaries and any of the Joint Ventures, or (B) use the proceeds of any of the Loans to pay any Indebtedness incurred as the result of any forfeiture of assets of, or the payment of a fine (or settlement in connection with any governmental investigation) by, the Borrower or any Subsidiary pursuant to (x) an indictment or conviction of the Borrower or any Subsidiary for a federal or state crime or any settlement in connection with any of the foregoing, or (y) the subjection of such Borrower or Subsidiary to any judicial or administrative proceeding, and, provided, further, that nothing set forth in this Section 8.13 shall be deemed to restrict the ability of the Borrower and its Subsidiaries to pay Indebtedness permitted by the terms of Section 9.1(h) hereof."


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

                SECTION 5.13. AMENDMENT TO SECTION 8. Section 8 is hereby amended by adding a new Section 8.15 to the end of such Section, to read as follows:

                "SECTION 8.15 REPLACEMENT OF PROMISSORY NOTE. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor."

                SECTION 5.14. AMENDMENT TO SECTION 9.3. Section 9.3 to the Credit Agreement is hereby amended by inserting therein a new Section 9.3(g) to read as follows:

                "(g) Investments consisting of Acquisitions permitted by Section 9.5(a);"

        and renumbering the remaining subsections of this Section accordingly.

                SECTION 5.15. AMENDMENT TO SECTION 9.4. Section 9.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "The Borrower will not make any Distributions to its public shareholders."

                SECTION 5.16. AMENDMENT TO SECTION 9.5. Section 9.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 9.5 MERGER, CONSOLIDATION, ACQUISITION AND DISPOSITION OF ASSETS.

                        (a) The Borrower will not, and will not permit any of
                its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition of assets or stock except (i) the Acquisitions, provided, that no Acquisition may be made or committed to by the Borrower or any of its Subsidiaries without the prior written consent of the Majority Banks, (ii) the merger or consolidation of one or more of the wholly-owned Subsidiaries of the Borrower with and into the Borrower, (iii) the merger or consolidation of two or more wholly-owned Subsidiaries of the Borrower, or (iv) acquisitions by the Borrower consisting of Investments permitted by Sections 9.3(e), (f), (g) and (h) hereof.

                        (b) The Borrower will not, and will not permit any of
                its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (i) the disposition of assets in the ordinary course of business, consistent with past practices in an aggregate amount not


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

                to exceed $500,000 during any fiscal year and (ii) the Port St. Lucie Asset Sale made in compliance with the provisions of
                Section 3.2(b) hereof and so long as such Asset Sale occurs on or before January 31, 2001."

                SECTION 5.17. AMENDMENT TO SECTION 9. SECTION 9 of the Credit Agreement is hereby amended by adding a new Section 9.12 to the end of such Section to read as follows:

                "SECTION 9.12 CREATION OF SUBSIDIARIES. Neither the Borrower nor any of its Subsidiaries shall create any Subsidiary (other than Subsidiaries existing on the Effective Date and disclosed in Section 7.2 hereto) unless (a) one hundred percent (100%) of the capital stock or other equity interests of such Subsidiary are owned by the Borrower or a Subsidiary of the Borrower, (b) prior to the formation of such Subsidiary, the Borrower shall notify the Agent and the Banks thereof, and (c) contemporaneously with the formation of such Subsidiary, the Borrower shall (i) take all steps as may be necessary or advisable in the opinion of the Agent to pledge to the Agent, for the benefit of the Banks and the Agent, on a perfected, first-priority basis one hundred percent (100%) of the capital stock or other equity interest of such Subsidiary owned by the Borrower pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Security Document hereunder, (ii) cause such Subsidiary to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance satisfactory to the Agent, which such guaranty shall be a Security Document hereunder, (iii) cause such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder, and (iv) deliver to the Agent and the Banks appropriate corporate backup documentation and one or more legal opinions, in each case, in form and substance satisfactory to the Agent, as to each such pledge, guaranty and grant of security interest, where applicable."

                SECTION 5.18. AMENDMENT TO SECTION 10.1. Section 10.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 10.1 EARNINGS BEFORE INTEREST AND TAXES TO TOTAL INTEREST EXPENSE. The Borrower will not permit the ratio of Earnings Before Interest and Taxes of the Borrower and its Subsidiaries to Consolidated Total Interest Expense of the Borrower and its Subsidiaries to be less than 2.0:1.0 for (a) the fiscal quarter of the Borrower ending December 31, 2000, (b) the period of two consecutive fiscal quarters of the Borrower ending March 31, 2001, (c) the period of three consecutive fiscal quarters of the Borrower ending June


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

        30, 2001 and (d) any period consisting of four consecutive fiscal quarters of the Borrower ending on or after September 30, 2001.

                SECTION 5.19. AMENDMENT TO SECTION 10.2. Section 10.2 to the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 10.2 FIXED CHARGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any period consisting of four (4) consecutive fiscal quarters of the Borrower ending after the Fifth Amendment and Waiver Effective Date to be less than 1.50:1.0."

                SECTION 5.20. AMENDMENT TO SECTION 10.4. Section 10.4 to the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 10.4 EARNINGS BEFORE INTEREST AND TAXES, DEPRECIATION AND AMORTIZATION. The Borrower will not permit Earnings Before Interest and Taxes, Depreciation and Amortization of the Borrower and its Subsidiaries to be less than (i) $2,500,000, for the fiscal quarter of the Borrower ending on December 31, 2000, (ii) $2,750,000, for the fiscal quarter of the Borrower ending on March 31, 2001, and (iii) $3,000,000 for any fiscal quarter of the Borrower ending on or after June 30, 2001."

                SECTION 5.21. AMENDMENTS TO SECTION 10. Section 10 of the Credit Agreement is hereby amended by adding new Section 10.5 and 10.6 to the end of such Section to read as follows:

                "SECTION 10.5 CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, the aggregate, $5,000,000 for such year.

                SECTION 10.6 QUICK RATIO. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.15 to 1.0 at any time."

                SECTION 5.22. AMENDMENT TO SECTION 12. Section 12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 12 INTENTIONALLY OMITTED.

                SECTION 5.23. AMENDMENT TO SECTION 13.1(c). Section 13.1(c) of the Credit Agreement is hereby amended by adding "8.4," immediately following "Sections 8.1," in such Section.

                SECTION 5.24. AMENDMENT TO SECTION 13.1(e). Section 13.1(e) of the Credit Agreement is hereby amended by deleting the language "of its covenants contained in Section 8.4 hereof or fail to perform any" from the second line of such Section.


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

                SECTION 5.25. AMENDMENT TO SECTION 13.1(o). Section 13.1(o) of the Credit Agreement is hereby amended in its entirety to read as follows:

                "the Borrower or any of its Subsidiaries (i) shall be indicted or convicted for a federal or state crime, including, without limitation, any indictment or conviction in connection with the Office of Inspector General investigation of the Borrower, (ii) shall be subject to any judicial or administrative proceeding, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $1,000,000 or the payment of a fine in excess of $1,000,000 or (iii) shall enter into any settlement arrangements in respect of any of the foregoing requiring a payment by the Borrower or any of its Subsidiaries of an amount in excess of $1,000,000;"

                SECTION 5.26. AMENDMENT TO SECTION 13. Section 13 to the Credit Agreement is hereby amended by inserting a new Section 13(q) to read as follows:

                "(q) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary; or"

        and renumbering the remaining subsections of this Section accordingly.

                SECTION 5.27. AMENDMENT TO SECTION 13.4(b). Section 13.4(b) of the Credit Agreement is hereby amended by deleting the reference to "Section 5.2" in the fourth line of such Section and substituting in its place a reference to "Section 5.1".

                SECTION 5.28. AMENDMENT TO SECTION 14. Section 14 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 14. SETOFF. The Borrower hereby grants to the Agent and each of the Banks, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Agent and Banks, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent and Banks or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. During the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by the Borrower), the Agent and any Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER


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

        COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest."

                SECTION 5.29. AMENDMENT TO SECTION 15.8. Section 15.8 of the Credit Agreement is hereby amended by deleting the phrase "Bank of Boston Connecticut" and substituting in its place the phrase "Fleet National Bank".

                SECTION 5.30. AMENDMENT TO SECTION 19.1. Section 19.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Persons (other than Borrower or any of its Subsidiaries) all or a portion of its interests, rights and obligations under this Credit Agreement and the other Loan Documents (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (b) such Bank shall have provided Borrower with written notice of such assignment and
        (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with


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

        any Notes subject to such assignment upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment be released from its obligations under this Credit Agreement; provided that if Borrower notifies such Bank and the Agent within forty-eight (48) hours after receipt of the notice provided under subsection (b) hereof that Borrower has found an alternative assignee, then such Bank shall assign such interest to such Person (other than the Borrower or any Subsidiary of the Borrower) at such time as such Bank has received a payment from such Person in an amount equal to the aggregate principal amount of the Loans owing to such Bank, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Credit Agreement and the parties shall have otherwise complied with the provisions of Section 19."

                SECTION 5.31. AMENDMENT TO SECTION 16. Section 16 of the Credit Agreement is hereby amended by inserting in the first sentence thereof the phrase "on demand" immediately after the phrase "The Borrower agrees to pay".

                SECTION 5.32. AMENDMENT TO SECTION 20(b). Section 20(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                "(b) if to the Agent or Fleet National Bank, at 777 Main Street, Hartford, Connecticut 06115, Attention: Jeffrey P. Kinney, Senior Vice President, or at such other address for notice as the Agent or Fleet National Bank shall last have furnished in writing to the Person giving the notice; and"

                SECTION 5.33. AMENDMENT TO SECTION 24. Section 24 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 24. ENTIRE AGREEMENT, ETC. This Credit Agreement, the Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and are intended by the parties to be the final, complete and exclusive statement of the transactions evidenced hereby and thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by such documents, and no party is relying on any promise, agreement or understanding not set forth in such documents. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26."

                SECTION 5.34. AMENDMENT TO SECTION 25. Section 25 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "SECTION 25. WAIVER OF JURY TRIAL, ETC. THE BORROWER, THE AGENT AND THE BANKS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE FINANCING FACILITY PROVIDED HEREBY OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT AND BANKS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND BANKS TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO PROVIDE THE FINANCING FACILITY PROVIDED HEREBY."

                SECTION 5.35. AMENDMENT TO SECTION 29. Section 29 to the Credit Agreement is hereby amended by adding the following sentence after the last sentence of such Section.

                "THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE AGENT OR ANY BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE AGENT OR ANY BANK."

                SECTION 5.36. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended by adding a new Section 30, to read as follows:

                "SECTION 30. USURY RESTRICTIONS. All agreements between the Borrower, the Agent and the Banks are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Banks or the Agent for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and the Banks in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever any Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, the Agent and the Banks."

                SECTION 5.37. AMENDMENTS TO SCHEDULE 1. Schedule 1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place a copy of Schedule 1 attached hereto.

                SECTION 5.38. AMENDMENTS TO SCHEDULE 2.

                (a) NEW DEFINITIONS. The following shall be added as new definitions in the appropriate alphabetical order to Schedule 2 of the Credit Agreement:

                "Accounts Receivable. All rights of the Borrower to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles."

                "Asset Sale. Any sale, lease, transfer, abandonment or other disposition, or series of such dispositions (including, without limitation, by merger or consolidation and whether by operation of law or otherwise), made on or after the Fifth Amendment and Waiver Effective Date by the Borrower or any of its Subsidiaries of any property or assets of the Borrower or any of its Subsidiaries."

                "Commitment Reduction Amount. An amount equal to (i) $2,500,000 provided that the Port St. Lucie Asset Sale occurs in accordance with the provision of this Credit Agreement or (ii) $5,000,000 in all other circumstances.

                "Consolidated Current Assets. An amount equal to the sum of (i) unrestricted cash on hand of the Borrower and its Subsidiaries on such date of determination, plus (ii) all Accounts Receivable on such date of determination, all in accordance with generally accepted accounting principles."

                "Consolidated Current Liabilities. All liabilities and other Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles, excluding all Loans outstanding."

                "Earnings Before Interest and Taxes, Depreciation and Amortization. For any period, an amount equal to the consolidated earnings (or loss) from the operations of any Person for any period, after all expenses and other proper charges but before payment or provision for (i) any income taxes or interest expense for such period, and (ii) depreciation and amortization for such period, all determined in accordance with generally accepted accounting principles and consistent with past practices."

                "Fifth Amendment and Waiver Effective Date. December 15, 2000."

                "Loan Request. See Section 2.6 of the Credit Agreement."

                "Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2 of the Credit Agreement."

                "Net Cash Proceeds. With respect to any Asset Sale, the cash proceeds received from such Asset Sale, net of (a) all reasonable and customary direct costs of such sale, (b) taxes paid or payable as a result thereof by the Borrower or any of its Subsidiaries, and (c) the lesser of (i) the amount of Indebtedness which is secured by a lien on the asset that is the subject of the Asset Sale which lien has a priority senior to that of the lien held by the Agent on behalf of the Banks, and (ii) the amount of such secured Indebtedness referred to in clause (c)(i) of this definition which is in fact paid from such cash proceeds."

                "Port St. Lucie Asset Sale. The Asset Sale by the Borrower or one of its Subsidiaries of the assets of the Heart and Family Health Institute of Port

        St. Lucie business located in Port St. Lucie, Florida, the Net Cash Proceeds of which are not less than $5,750,000."

                "Revolving Credit Commitment Fee. See Section 2.2 hereof."

                (b) AMENDED DEFINITIONS.

                        (i) The definition of "Agent" appearing in Schedule 2 of
                the Credit Agreement is hereby amended by deleting the phrase "Bank of Boston Connecticut" and substituting in its place the phrase "Fleet National Bank".

                        (ii) The definition of "Agent's Head Office" appearing
                in Schedule 2 of the Credit Agreement is hereby amended by deleting the phrase "100 Pearl Street, Hartford, Connecticut 06103" and substituting in its place the phrase "777 Main Street, Hartford, Connecticut 06115".

                        (iii) The definition of "Applicable Base Rate Margin"
                appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Applicable Base Rate Margin. 0.50%."

                        (iv) The definition of "Applicable LIBOR Rate Margin"
                appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Applicable LIBOR Rate Margin. 2.75%."

                        (v) The definition of "Balance Sheet Date" appearing in
                Schedule 2 of the Credit Agreement is hereby amended by deleting the date "March 31, 1996" and substituting in its place the date "September 30, 2000".

                        (vi) The definition of "Banks" appearing in Schedule 2
                of the Credit Agreement is hereby amended by deleting the phrase "Bank of Boston Connecticut" and substituting in its place the phrase "Fleet National Bank".

                        (vii) The definition of "Base Rate" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Base Rate. The term "Base Rate" means the variable per
                annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer."

                        (viii) The definition of "Business Day" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Business Day. Any day other than a Saturday or Sunday
                or a day which shall be in the State of Connecticut a legal holiday or a day on which banking institutions are required or authorized to close."

                        (ix) The definition of "Code" appearing in Schedule 2 of
                the Credit Agreement is hereby amended by adding the phrase ", as amended" to the end of the definition.

                        (x) The definition of "Consolidated Financial
                Obligations" appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Consolidated Financial Obligations With respect to any
                fiscal period, an amount equal to the sum of all principal, interest and other payments on Indebtedness of the Borrower or any of its Subsidiaries that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries or any other Person is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are Outstanding."

                        (xi) The definition of "Consolidated Operating Cash
                Flow" appearing in Schedule 2 of the Credit Agreement is hereby deleted in its entirety.

                        (xii) The definition of "Conversion Request" appearing
                in Schedule 2 of the Credit Agreement is hereby amended by deleting the phrase "Sections 2.7 or 4.5" and substituting in its place the phrase "Section 2.7".

                        (xiii) The definition of "Debt Service Coverage Ratio"
                appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety and placed in the proper alphabetical order to read as follows:

                        "Fixed Charge Coverage Ratio. With respect to any fiscal
                period, the ratio of (a) the result of (i) Earnings Before Interest and Taxes, Depreciation and Amortization of the Borrower and its Subsidiaries for such period, minus (ii) Capital Expenditures made by the Borrower and its Subsidiaries during such period minus (iii) cash taxes paid by the Borrower and its Subsidiaries during such fiscal period to (b) Consolidated Financial Obligations for such period; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio for (x) the four (4) fiscal quarters ended on December 31, 2000, the amounts referred to in clauses (a) and
                (b) of this definition shall be the product of each such amount for the fiscal quarter ended December 31, 2000, multiplied by four (4), (y) the four (4) fiscal quarter ended March 31, 2001, the amounts referred to in clauses (a) and (b) of this definition shall be the product of each such amount for the two
                (2) consecutive fiscal quarters ended on March 31, 2001, multiplied by two (2), and (z) for the four (4) fiscal quarters ended June 30, 2001, the amount referred to in clauses (a) and
                (b) of this definition shall be the product of each such amount for the three (3) fiscal quarters ended on March 31, 2001, multiplied by one and one-third (1 1/3)."

                        (xiv) The definition of "Guarantees" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Guarantees. The Guarantees, each dated as of February
                26, 1993 or to be dated on or after the Fifth Amendment and Waiver Effective Date and otherwise each in form and substance satisfactory to the Agent, made by the Subsidiaries in favor of the Agent and Banks pursuant to which the Subsidiaries guarantee to the Agent and Banks the payment and performance of the Obligations."

                        (xv) The definition of "Indebtedness" appearing in
                Schedule 2 of the Credit Agreement is hereby amended by inserting the phrase "all Consolidated Total Funded Debt, (c)" immediately following the phrase "(a) all debt and similar monetary obligations, whether direct or indirect;" and by deleting the phrase "(c)" and substituting in its place the phrase "(d)".

                        (xvi) The definition of "Interest Period" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Interest Period. With respect to each Loan, (a)
                initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Revolving Credit Base Rate Loan, the last day of the fiscal quarter; and (ii) for any Revolving Credit LIBOR Rate Loan, 1 month; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request;

        provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                        (A) if any Interest Period with respect to a Revolving
                Credit LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                        (B) if any Interest Period with respect to a Revolving
                Credit Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                        (C) if the Borrower shall fail to give notice as
                provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Revolving Credit LIBOR Rate Loan to a Revolving Credit Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                        (D) any Interest Period relating to any Revolving Credit
                LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day or which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                        (E) any Interest Period relating to any Revolving Credit
                LIBOR Rate Loan that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date."

                        (xvii) The definition of "LIBOR Business Day" appearing
                in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "LIBOR Business Day. Any day other than Saturday or
                Sunday on which commercial banks are open for international business (including dealings in Dollar deposits in the London interbank market) in London or such other LIBOR interbank market as may be selected by the Agent in its sole discretion acting in good faith."

                        (xviii) The definition of "LIBOR Rate" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "LIBOR Rate. For any Interest Period with respect to a
                Revolving Credit LIBOR Rate Loan, the rate of interest equal to the rate per annum as determined by the Agent on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Revolving Credit LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) LIBOR Business Days preceding the first day of such Revolving Credit LIBOR Rate Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Rate pursuant to a Revolving Credit LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Bank, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D."

                        (xix) The definition of "Loan Documents" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Loan Documents. This Credit Agreement, the Notes, the
                Security Documents, the Subordination Agreements and any documents, agreements and/or instruments executed and/or delivered in connection therewith, in each case as amended, modified or supplemented from time to time."

                        (xx) The definition of "Note Record" appearing in
                Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Note Record. The Record with respect to a Note."

                        (xxi) The definition of "Person" appearing in Schedule 2
                of the Credit Agreement is hereby amended by inserting the phrase "limited liability company" immediately following the phrase "corporation, partnership".

                        (xxii) The definition of "RCL" appearing in Schedule 2
                of the Credit Agreement is hereby deleted in its entirety.

                        (xxiii) The definition of "Revolving Credit Loan
                Request" appearing in Schedule 2 of the Credit Agreement is hereby deleted in its entirety.

                        (xxiv) The definition of "Revolving Credit Loans"
                appearing in Schedule 2 of the Credit Agreement is hereby deleted in its entirety.

                        (xxv) The definition of "Revolving Credit Termination
                Date" appearing in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Revolving Credit Termination Date. October 1, 2001."

                        (xxvi) The definition of "Security Documents" appearing
                in Schedule 2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        "Security Documents. The Guarantees, the Borrower
                Guaranty, the Borrower Stock Pledge Agreement, the RII Stock Pledge Agreement, the pledge agreements executed pursuant to
                Section 9.12, the Security Agreements, the Mortgages, the Consents to Collateral Assignment and the Partnership Pledge Agreements."

                        (xxvii) The definition of "Type" is hereby amended by
                inserting the phrase "Revolving Credit" immediately following the phrase "Base Rate Loan".

        SECTION 6. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the prior satisfaction, on or before the date hereof, of the following conditions precedent:

                (a) The Borrower shall have repaid Loans in the aggregate outstanding principal amount of not less than $2,000,000 such that the outstanding principal amount of the Loans after such repayment is equal to or less than $17,258,090.21.

                (b) Representations and Warranties. The representations and warranties contained in paragraph 7 of the Credit Agreement shall have been correct at and as of the date made. Such representations and warranties shall also be correct at and as of the date thereof, except to the extent that such representations and warranties expressly related to a specific date or were based on facts which have changes in the ordinary course of business, which changes, either singly or in the aggregate, are not materially adverse.

                (c) No Event of Default. Except for the Events of Default which are expressly waived by the terms of this Amendment, there shall exist no Event of Default or condition which, with either or both the giving of notice of the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment.

                (d) Corporate Action. The Banks and the Agent shall have received evidence reasonably satisfactory to the Bank and the Agent that all requisite corporate action necessary for the valid execution, delivery and performance by the Borrower and Guarantors of this Amendment and all other instruments and documents delivered by the Borrower and Guarantors in connection herewith.

                (e) Delivery of Amendment. The parties hereto shall have executed and delivered this Amendment in form and substance satisfactory to the Banks and the Agent.

        SECTION 7. ADDITIONAL COVENANTS. Without any prejudice or impairment whatsoever to any of the Banks' and/or Agent's rights and remedies contained in the Credit Agreement and the covenants contained therein, the Notes or in any of the other Loan Documents, the Borrower additionally covenants and agrees with the Bank and Agent as follows:

                (a) On or before January 5, 2001, the Borrower shall pay to the Agent, for the account of the Banks, a non-refundable amendment and waiver fee of $70,000.

                (b) The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Notes and the other Loan Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein.

        The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this Section 7 or any other provisions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

        SECTION 8. NO WAIVERS BY BANKS AND/OR AGENT. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way any of the Borrower's obligations or the Agent's or any Bank's rights and remedies arising under the Credit Agreement, the Notes or the other Loan Documents, and neither the Agent nor any Bank shall be deemed to have waived any or all of the Agent's and/or such Bank's rights or remedies with respect to any Event of Default (other than an Event of Default arising under the Credit Agreement as described in Section 4 hereof, and then only to the extent set forth in Section 4 hereof) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrower's execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

        SECTION 9. FIFTH AMENDMENT AND WAIVER EFFECTIVE DATE. This Amendment shall become effective among the parties hereto as of the Fifth Amendment and Waiver Effective Date. Until the Fifth Amendment and Waiver Effective Date, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

        SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


                                            RAYTEL MEDICAL CORPORATION



                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------

BNP PARIBAS
(Formerly known as Paribas)

By:                                         By:
   --------------------------------            ---------------------------------

Its:                                        Its:
    -------------------------------             --------------------------------

FLEET NATIONAL BANK,
individually and as Agent



By:
   --------------------------------
   Jeffrey P. Kinney
   Its Senior Vice President

Each of the undersigned Guarantors
acknowledges and accepts the foregoing
and ratifies and confirms in all respects such Guarantor's obligations under the
Guarantees:

RAYTEL CARDIAC SERVICES, INC.



By:
   --------------------------------

   Its:
       ----------------------------


RAYTEL MEDICAL IMAGING, INC.



By:
   --------------------------------

   Its:
       ----------------------------

MEDICAL IMAGING PARTNERS L.P.
    By: RAYTEL MEDICAL IMAGING, INC.,
        Its General Partner


    By:
       ----------------------------

       Its:
           ------------------------

CARDIOVASCULAR VENTURES, INC.


By:
   --------------------------------

   Its:
       ----------------------------

RAYTEL IMAGING HOLDINGS, INC.


By:
   --------------------------------

   Its:
       ----------------------------

RAYTEL CARDIOVASCULAR LABS, INC.



By:
   --------------------------------

   Its:
       ----------------------------



RAYTEL GRANADA HILLS INC.



By:
   --------------------------------

   Its:
       ----------------------------

                                   SCHEDULE A

                                Events of Default

        These Events of Default that arise as a result of the failure of the Borrower to comply with the following section of the Credit Agreement:

        SECTION 10.4 for the fiscal quarters of the Borrower ending June 30, 2000 and September 30, 2000, respectively.

                                   SCHEDULE 1


                              COMMITMENT          COMMITMENT
BANK                            AMOUNT            PERCENTAGES
- ----                          ----------          -----------
Fleet National Bank          $12,000,000              60%

BNP Paribas                  $ 8,000,000              40%


















































                                   Schedule 1

                                   SCHEDULE 2

                   Amendment to Representations and Warranties

        The Borrower is currently the subject of a grand jury investigation concerning unspecified allegations of impropriety in certain business practices of its trans-telephonic cardiac pacemaker monitoring business.


















































                                   Schedule 1